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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                  Image Press, Inc., a California corporation

           Keystone Acquisition Corporation, a Washington corporation

                   PrintBid.com, Inc., an Oregon corporation